Scudder Blue Chip Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Blue Chip Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio normally invests at least 65% of total assets in common stocks of large U.S. companies (those with market values of $1 billion or more). As of December 31, 2000, companies in which the portfolio invests had a median market capitalization of approximately $36 billion. In choosing stocks, the portfolio managers look for attractive "blue chip" companies: large, well-known established companies with sound financial strength whose stock price is attractive relative to potential growth. The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks of large U.S. companies that are similar in size to the companies in the S&P 500 Index and that the portfolio managers believe are "blue chip" companies. "Blue chip" companies are large, well known companies that typically have an established earnings and dividends history, easy access to credit, solid positions in their industries and strong management. As of December 31, 2000, companies in which the portfolio invests had a median market capitalization of approximately $36 billion. In choosing stocks, the portfolio managers look for "blue chip" companies whose stock price is attractive relative to potential growth.

Scudder Global Blue Chip Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Global Blue Chip Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in common stocks and other equities of "blue chip" companies throughout the world. These are large, well known companies that typically have an established earnings and dividends history, easy access to credit, solid positions in their industries and strong management.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks and other equities of companies throughout the world that the portfolio managers believe are "blue chip" companies. "Blue chip companies are large, well known companies that typically have an established earnings and dividends history, easy access to credit, solid positions in their industries and strong management.

Scudder Government Securities Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Government Securities Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in U.S. government securities and repurchase agreements of U.S. government securities. U.S. government-related debt instruments in which the portfolio may invest include:

o    direct obligations of the U.S. Treasury,

o securities issued or guaranteed, as to their payment of principal and interest, by U.S. government agencies or government sponsored entities.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in U.S. government securities and repurchase agreements of U.S. government securities. U.S. government-related debt instruments in which the portfolio may invest include:

o    direct obligations of the U.S. Treasury,

o securities issued or guaranteed, as to their payment of principal and interest, by U.S. government agencies or government sponsored entities.

Scudder High Yield Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder High Yield Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in lower rated, high yield/high risk fixed-income securities, often called junk bonds.

The strategy was revised as follows: Under normal circumstances, the portfolio generally invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in lower rated, high yield/high risk fixed-income securities, often called junk bonds.

Scudder Investment Grade Bond Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Investment Grade Bond Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio This portfolio normally invests at least 65% of total assets in bonds of the top four grades of credit quality.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in bonds of the top four grades of credit quality.

Scudder New Europe Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder New Europe Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in European common stocks and other equities (equities that are traded mainly on European markets or are issued by companies that are based in Europe or do more than half of their business there). The portfolio generally focuses on common stocks of companies in the more established markets of Western and Southern Europe such as Finland, Germany, France, Italy, Spain and Portugal.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in European common stocks and other equities (equities that are traded mainly on European markets or are issued by companies that are based in Europe or do more than half of their business there). The portfolio generally focuses on common stocks of companies in the more established markets of Western and Southern Europe such as Finland, Germany, France, Italy, Spain and Portugal.

Scudder Small Cap Growth Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Small Cap Growth Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in small capitalization stocks similar in size to those comprising the Russell 2000 Index.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in small capitalization stocks similar in size to those comprising the Russell 2000 Growth Index.

Scudder Small Cap Value Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Small Cap Value Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in undervalued common stocks of small U.S. companies, which the portfolio defines as companies that are similar in market value to those in the Russell 2000 Index (market values of $2 billion or less as of December 31, 2000).

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in undervalued common stocks of small U.S. companies, which the portfolio defines as companies that are similar in market value to those in the Russell 2000 Value Index.

Scudder Technology Growth Portfolio, a series of SCUDDER VARIABLE SERIES II

Scudder Technology Growth Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in common stocks of U.S. companies in the technology sector. This may include companies of any size that commit at least half of their assets to the technology sector, or derive at least half of their revenues or net income from that sector. Examples of industries within the technology sector are aerospace, electronics, computers/software, medicine/biotechnology, geology and oceanography.

The strategy was revised as follows: Under normal circumstances, the portfolio normally invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks of U.S. companies in the technology sector. This may include companies of any size that commit at least half of their assets to the technology sector, or derive at least half of their revenues or net income from that sector. Examples of industries within the technology sector are aerospace, electronics, computers/software, medicine/biotechnology, geology and oceanography.

SVS Dreman Financial Services Portfolio, a series of SCUDDER VARIABLE SERIES II

SVS Dreman Financial Services Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in equity securities (mainly common stocks) of financial services companies. This may include companies of any size that commit at least half of their assets to the financial services sector, or derive at least half of their revenues or net income from that sector. The major types of financial services companies are banks, insurance companies, savings and loans, securities brokerage firms and diversified financial companies.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in equity securities (mainly common stocks) of financial services companies. This may include companies of any size that commit at least half of their assets to the financial services sector, or derive at least half of their revenues or net income from that sector. The major types of financial services companies are banks, insurance companies, savings and loans, securities brokerage firms and diversified financial companies.

SVS Dreman High Return Equity Portfolio, a series of SCUDDER VARIABLE SERIES II

SVS Dreman High Return Equity Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in common stocks and other equity securities. The portfolio focuses on stocks of large U.S. companies (those with a market value of $1 billion or more) that the portfolio manager believes are undervalued. As of December 31, 2000, companies in which the portfolio invests had a median market capitalization of approximately $9.2 billion and an average market capitalization of $27.8 billion.

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in common stocks and other equity securities. The portfolio focuses on stocks of large U.S. companies that are similar in size to the companies in the S&P 500 Index and that the portfolio manager believes are undervalued.

SVS Focused Large Cap Growth Portfolio, a series of SCUDDER VARIABLE SERIES II

SVS Focused Large Cap Growth Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio normally invests at least 65% of total assets in the equity securities of seasoned, financially strong U.S. growth companies (typically those with a market value of $10 billion or more).

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in the equity securities of seasoned, financially strong large U.S. growth companies that are similar in size to the companies in the Russell 1000 Growth Index.

SVS Index 500 Portfolio, a series of SCUDDER VARIABLE SERIES II

SVS Index 500 Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio seeks to match, as closely as possible before expenses, the performance of the S&P 500 Index, which emphasizes stocks of large U.S. companies. It does this by investing at least 80% of total assets in common stocks included in the Index.

The strategy was revised as follows: The portfolio seeks to match, as closely as possible before expenses, the performance of the S&P 500 Index, which emphasizes stocks of large U.S. companies. It does this by investing, under normal circumstances, at least 80% of total assets, plus the amount of any borrowings for investment purposes, in common stocks included in the Index.

SVS Mid Cap Growth Portfolio, a series of SCUDDER VARIABLE SERIES II

SVS Mid Cap Growth Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio Generally, at least 80% of the portfolio's total assets will be invested in stocks of mid-cap companies, which are defined for this purpose as companies with market capitalizations at the time of purchase in the range of market capitalizations of those companies included in the Russell MidCap Growth Index.

The strategy was revised as follows: Under normal circumstances, at least 80% of the portfolio's net assets, plus the amount of any borrowings for investment purposes, will be invested in stocks of mid-cap companies, which are defined for this purpose as companies with market capitalizations at the time of purchase in the range of market capitalizations of those companies included in the Russell MidCap Growth Index.

SVS Strategic Equity Portfolio, a series of SCUDDER VARIABLE SERIES II

SVS Strategic Equity Portfolio changed its name-related investment strategy. Prior to May 1, 2002, the Portfolio's strategy stated that the Portfolio The portfolio invests primarily in common stocks of established U.S. companies with large market capitalizations (in excess of $5 billion).

The strategy was revised as follows: Under normal circumstances, the portfolio invests at least 80% of net assets, plus the amount of any borrowings for investment purposes, in equity securities. The portfolio invests primarily in common stocks of established U.S. companies with large market capitalizations (in excess of $5 billion).